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                                                                     EXHIBIT 5.1


                                [P&H LETTERHEAD]



                                October 30, 2000



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Registration Statement on Form S-8
                  Marine Drilling Companies 401(k) Profit Sharing Plan

Ladies and Gentlemen:

         We have acted as counsel to Marine Drilling Companies, Inc., a Texas corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") registering up to 100,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company for issuance pursuant to the Marine Drilling Companies 401(k) Profit Sharing Plan (the "Plan").

         We have examined the Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officers of the Company.

         Based upon such examination and review, we are of the opinion that:

         1. The shares of Common Stock to be issued under the Plan are duly authorized.

         2. When the Common Stock is issued and delivered in accordance with and pursuant to the terms of the Plan, such Common Stock will be validly issued, fully paid and nonassessable.

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U.S. Securities and Exchange Commission
October 30, 2000
Page 2.


         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

                                        Very truly yours,


                                        /s/ PORTER & HEDGES, L.L.P.

                                        PORTER & HEDGES, L.L.P.